                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): JANUARY 25, 2000

                               REALNETWORKS, INC.
               (Exact name of registrant as specified in charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                                     0-23137
                            (Commission File Number)

                                   91-1628146
                        (IRS Employer Identification No.)

               2601 ELLIOTT AVENUE, SUITE 1000, SEATTLE, WA 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 674-2700
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 26, 2000 (the "Form 8-K").

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        The following financial statements required by Item 7 with respect to the NetZip acquisition are filed as part of this report:

(a) Financial Statements of Businesses Acquired.

                                                                             Page

                                                                             ----
        Financial Information
        ---------------------
        Report of Independent Public Accountants                             F-1
        Balance Sheets, December 31, 1999 and 1998                           F-2
        Statements of Operations for the Years Ended December 31,
              1999 and 1998                                                  F-3
        Statements of Shareholders' Equity (Deficit) for the Years
              Ended December 31, 1999, and 1998                              F-4
        Statements of Cash Flows for the Years Ended December 31,
              1999 and 1998                                                  F-5
        Notes to financial statements                                        F-6

(b) Pro Forma Financial Information.

                                                                             Page
                                                                             ----
        Financial Information
        ---------------------
        Unaudited Pro Forma Condensed Consolidated Balance Sheet as
              of September 30, 1999                                          F-14
        Unaudited Pro Forma Condensed Consolidated Statements of
              Operations for the Nine Months Ended September 30, 1999        F-15
        Unaudited Pro Forma Condensed Consolidated Statements of
              Operations for the Year Ended December 31, 1998                F-16
        Notes to Unaudited Pro Forma Condensed Consolidated
              Financial Statements                                           F-17

(c) Exhibits

        Exhibit Number      Description
        --------------      -----------
        2.1*                Agreement and Plan of Merger and Reorganization by
                            and among RealNetworks, Inc., Varsity Acquisition
                            Corp., NetZip, Inc., certain shareholders of NetZip,
                            Inc. and ChaseMellon Shareholder Services, L.L.C.,
                            dated as of January 25, 2000. (Schedules and
                            exhibits have been omitted pursuant to Item
                            601(b)(2) of Regulation S-K. The Company hereby
                            undertakes to furnish supplementally copies of any
                            of the omitted schedules

                            and exhibits upon request by the Securities and Exchange Commission.)

        23.1                Consent of Independent Public Accountants


        99.1* Press Release dated January 25, 2000 regarding acquisition of NetZip, Inc.


        ------------
        *      Previously filed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Netzip, Inc.:


We have audited the accompanying balance sheets of NETZIP, INC., a Georgia corporation, as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netzip, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/   Arthur Andersen LLP

Atlanta, Georgia
January 21, 2000

                                  NETZIP, INC.


                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998


                                     ASSETS

                                                                                  DECEMBER 31
                                                                       ---------------------------------
                                                                           1999                 1998
                                                                       ------------         ------------
CURRENT ASSETS:
   Cash and equivalents                                                $     73,009         $    304,610
   Accounts receivable                                                      256,148               66,431
   Prepaid software distribution fees and royalties                         263,094              214,244
   Prepaid expenses and other current assets                                214,065                7,324
                                                                       ------------         ------------
           Total current assets                                             806,316              592,609
                                                                       ------------         ------------
EQUIPMENT AND FURNITURE:
   Equipment                                                                462,612              117,954
   Furniture                                                                 12,180               12,180
                                                                       ------------         ------------
           Total equipment and furniture                                    474,792              130,134
   Less accumulated depreciation                                           (139,181)             (56,500)
                                                                       ------------         ------------
           Equipment and furniture, net                                     335,611               73,634
                                                                       ------------         ------------
OTHER ASSETS:
   Deferred income taxes, net                                               328,000                   --
   Other assets                                                              13,060               11,841
                                                                       ------------         ------------
           Total other assets                                               341,060               11,841
                                                                       ------------         ------------
           Total assets                                                $  1,482,987         $    678,084
                                                                       ============         ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                                    $    657,659         $     65,182
   Current portion of note payable, related party                            76,701                   --
   Capital lease obligation                                                  89,585                   --
   Accrued interest                                                          27,455                   --
   Accrued settlement costs                                                  50,000                   --
   Other accrued liabilities                                                274,526               24,629
   Deferred revenue                                                         190,955              127,850
                                                                       ------------         ------------
         Total current liabilities                                        1,366,881              217,661
                                                                       ------------         ------------

LONG-TERM LIABILITIES:
   Note payable, related party                                              999,913                   --

COMMITMENTS AND CONTINGENCIES                                                    --                   --

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock, $.01 par value; 30,000,000 shares authorized,               45,206               31,500
      4,520,561 and 3,150,000 shares issued and outstanding at
      December 31, 1999, and 1998, respectively
   Additional paid-in capital                                            14,451,311              286,636
   Subscription receivable                                                        0                 (100)
   Deferred stock compensation charges                                  (13,991,920)                   0
   Retained earnings (deficit)                                           (1,388,404)             142,387
                                                                       ------------         ------------
           Total shareholders' equity (deficit)                            (883,807)             460,423
                                                                       ------------         ------------
           Total liabilities and shareholders' equity (deficit)        $  1,482,987         $    678,084
                                                                       ============         ============



                Accompanying notes are integral to these financial statements.

                                   NETZIP, INC


                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                               YEARS ENDED
                                                               DECEMBER 31
                                                     ---------------------------------
                                                         1999                 1998
                                                     ------------         ------------
REVENUES:
   Product                                           $  4,572,230         $  2,868,146
   Services                                               566,380               46,992
                                                     ------------         ------------
           Total revenues                               5,138,610            2,915,138
                                                     ------------         ------------
COST OF REVENUES:
   Product                                                677,548              425,731
   Services                                                80,571               14,420
                                                     ------------         ------------
           Total cost of revenues                         758,119              440,151
                                                     ------------         ------------
GROSS PROFIT                                            4,380,491            2,474,987
                                                     ------------         ------------
OPERATING EXPENSES:
   Research and development                             1,240,707              642,185
   Selling and marketing                                2,151,856              804,016
   General and administrative                           1,459,296              703,846
   Depreciation and amortization                           83,520               74,334
   Charges for stock-based compensation                17,722,763                   --
                                                     ------------         ------------
           Total operating expenses                    22,658,142            2,224,381
                                                     ------------         ------------
OPERATING INCOME (LOSS)                               (18,277,651)             250,606
                                                     ------------         ------------
OTHER INCOME (EXPENSE):
   Interest, net and other                                (11,142)              15,564
                                                     ------------         ------------
INCOME (LOSS) BEFORE INCOME TAXES                     (18,288,793)             266,170
INCOME TAX BENEFIT                                       (328,000)                  --
                                                     ------------         ------------

NET INCOME (LOSS) BEFORE PRO FORMA INCOME TAX         (17,960,793)             266,170
   PROVISION

PRO FORMA INCOME TAX PROVISION                             17,000              102,475
                                                     ------------         ------------
PRO FORMA NET INCOME (LOSS)                          $(17,943,793)        $    163,695
                                                     ============         ============

NET INCOME (LOSS) PER SHARE:
   Basic                                             $      (4.75)        $        .08
   Diluted                                                  (4.75)                 .08

PRO FORMA NET INCOME (LOSS) PER SHARE:
   Basic                                             $      (4.73)        $        .05
   Diluted                                                  (4.73)                 .05

WEIGHTED AVERAGE SHARES:
   Basic                                                3,782,567            3,150,000
   Diluted                                              3,782,567            3,288,095



         Accompanying notes are integral to these financial statements.

                                  NETZIP, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)



                                                                                        DEFERRED                        TOTAL
                                      COMMON STOCK        ADDITIONAL                      STOCK         RETAINED     SHAREHOLDERS'
                                  -------------------      PAID-IN    SUBSCRIPTION    COMPENSATION     (DEFICIT)       (DEFICIT)
                                    SHARES    AMOUNT       CAPITAL     RECEIVABLE        CHARGES        EARNINGS         EQUITY
                                  ---------   -------   ------------  ------------   ------------    ------------    ------------
BALANCE, DECEMBER 31, 1997        3,150,000   $31,500   $    286,636     $(100)      $         --    $     39,452    $    357,488
   Distributions to
     shareholder                         --        --             --        --                 --        (163,235)       (163,235)
   Net income before
     pro forma income
     tax provision                       --        --             --        --                 --         266,170         266,170
                                  ---------   -------   ------------     -----       ------------    ------------    ------------
BALANCE, DECEMBER 31, 1998        3,150,000    31,500        286,636      (100)                --         142,387         460,423

   Distributions to
     shareholder                         --        --     (1,076,614)       --                 --        (101,453)     (1,178,067)
   Payment for subscription
     receivable                          --        --             --       100                 --              --             100
   Stock option exercises            93,000       930         70,837        --                 --              --          71,767
   Issuance of stock-based
     compensation                 1,277,561    12,776     31,701,907        --        (17,312,833)             --      14,401,850
   Amortization of deferred
     stock compensation charges          --        --             --        --                 --       3,320,913
                                                                                                                        3,320,913
   Conversion from LLC to
     C Corporation                       --        --    (16,531,455)       --                 --      16,531,455              --
   Net loss before pro forma
     income tax provision                --        --             --        --                 --     (17,960,793)    (17,960,793)
                                  ---------   -------   ------------     -----       ------------    ------------    ------------
BALANCE, DECEMBER 31, 1999        4,520,561   $45,206   $ 14,451,311     $  --       $(13,991,920)   $ (1,388,404)   $   (883,807)
                                  =========   =======   ============     =====       ============    ============    ============




         Accompanying notes are integral to these financial statements.

                                  NETZIP, INC.


                            STATEMENTS OF CASH FLOWS


                                                                      YEARS ENDED
                                                                       DECEMBER 31
                                                             ---------------------------------
                                                                 1999                 1998
                                                             ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                         $(17,960,793)        $    266,170
                                                             ------------         ------------
   Adjustments to reconcile net income (loss) to cash
      flow from operations:
         Charges for stock-based compensation                  17,722,763                    0
         Depreciation and amortization                             83,520               74,334
         Deferred income taxes                                   (328,000)                   0
         Changes in assets and liabilities:
           Accounts receivable                                   (189,717)              78,745
           Prepaid software distribution fees and
              royalties                                           (48,850)             (83,688)
           Prepaid expenses and other assets                     (208,799)            (127,377)
           Accounts payable and accrued liabilities               919,829               45,452
           Deferred revenue                                        63,105               23,850
                                                             ------------         ------------
              Total adjustments                                18,013,851               11,316
                                                             ------------         ------------
              Cash flows from operations                           53,058              277,486
                                                             ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                          (344,658)             (23,660)
                                                             ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under capital lease obligation                      117,181                    0
   Payments under capital lease obligation                        (27,596)                   0
   Exercise of stock options                                       71,767                    0
   Distributions to shareholder                                  (101,453)            (163,235)
   Capital contributions                                              100                    0
                                                             ------------         ------------
              Cash flows from financing activities                 59,999             (163,235)
                                                             ------------         ------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                  (231,601)              90,591

CASH AND EQUIVALENTS, BEGINNING OF YEAR                           304,610              214,019
                                                             ------------         ------------
CASH AND EQUIVALENTS, END OF YEAR                            $     73,009         $    304,610
                                                             ============         ============



         Accompanying notes are integral to these financial statements.

                                  NETZIP, INC.


                          NOTES TO FINANCIAL STATEMENTS




1.  COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Netzip, Inc. ("Company") is a developer and provider of Internet download management and utility software. The Company has developed technology designed to improve the reliability of downloading media and software files from the Internet. Netzip's products include:

        - Download Demon, a download tool which enables an Internet user to manage the process of downloading files, such as software, music or video, from the Internet to the user's personal computer. During the download process, the Company can deliver advertising and other content to the Internet user through its "Information Window" to make the download process a more informative user experience.

        - Netzip Classic, an Internet utility for file compression, transfer and data management, that enables users to compress files before transmitting them over the Internet.

        - Fastview, a multiple file format viewer which enables users to open and view multimedia files on the Web and from e-mail attachments, regardless of whether the user has the file or e-mail's originating application software resident on the user's personal computer.

    The Company also resells other software products developed by other companies under royalty arrangements.

    The Company was incorporated on October 22, 1996 and operated as a Limited Liability Corporation ("LLC") until September 30, 1999. Since October 1, 1999, the Company has operated as a "C" corporation. This change did not result in a change in shareholder interests of the Company.


    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        REVENUE RECOGNITION

        Product revenues represent the sale and licensing of software products. Effective January 1, 1998, the Company adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition." Under SOP 97-2, the Company recognizes revenue from the sale of software products upon download or shipment, net of estimated allowances for returns and costs associated with fulfillment of acceptance terms. The Company's software products do not require significant production, modification, or customization. The end user agrees to the terms of the Company's license agreement prior to the download (or use) of the product. The fees are fixed and collected from the customer at the time of delivery. There are no continuing obligations to provide enhancements or upgrades.

        In 1999, service revenues consist principally of advertising. Advertising revenues are recognized as advertisements are provided to the Internet user for viewing and thus earned, except where the Company guarantees minimum page impressions. In these cases, the Company defers revenue recognition until minimum page impression commitments are satisfied. Prior to 1999, service revenues were derived from consulting services associated with development of custom software applications for corporations. Such revenues were recognized as services were performed. Consulting services were discontinued in early 1998.

        CASH AND EQUIVALENTS

        The Company considers all highly liquid securities purchased with an original maturity of three months or less at date of purchase to be cash equivalents.

        RESEARCH AND DEVELOPMENT

        Costs incurred in research and development are expensed as incurred. Software development costs are required to be capitalized upon a product's technological feasibility being established until the date the product is available for general release to customers. The Company did not capitalize any software development costs in 1998 or 1999, as technological feasibility for products developed during these periods was generally not established until substantially all product development was complete. The Company did not recognize any amortization expense associated with software development costs in 1999, as all previously capitalized costs are fully amortized. The Company recognized $26,460 of amortization expense in 1998 related to capitalized software development costs. Such amounts are included in direct product costs in the accompanying statements of operations.

        INCOME TAXES

        The Company records income taxes using the liability method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" which requires that deferred income taxes be provided for differences between the financial reporting basis and tax basis of assets and liabilities. Prior to October 1, 1999, the Company was organized as an LLC. As such, the Company was not subject to income taxes and no provision for income taxes is recorded in the accompanying financial statements for such period. As an LLC, taxable income or loss of the Company was included in the shareholders' federal and state income tax returns.

        FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

        The Company's financial instruments consist of cash and equivalents, trade accounts receivable, accounts payable, accrued expenses, a capital lease obligation and a note payable to a related party. The fair value of these financial instruments approximates their financial reporting basis.

        Accounts receivable at December 31, 1999 primarily represents amounts owed to the Company for advertising services. The Company extends credit to these customers based on an evaluation of their financial condition and overall credit worthiness; collateral is not required.

        DEPRECIATION AND AMORTIZATION

        Depreciation and amortization of equipment and furniture is computed on a straight-line basis over the estimated useful lives of the assets, which is generally three years.

        STOCK-BASED COMPENSATION

        The Company has elected to apply the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, the Company accounts for stock-based compensation transactions with employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Options Issued to Employees," and related interpretations. Compensation cost for employee stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of grant over the stock option exercise price.

        NET INCOME (LOSS) PER SHARE

        Basic net income (loss) per share is computed by dividing net income
        (loss) for the period by the weighted average number of outstanding shares of common stock during such period. Diluted net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Stock options are the Company's only potentially dilutive security. Basic net loss per share and diluted net loss per share are the same in 1999, because the assumed exercise of employee stock options under the treasury stock method is anti-dilutive for the period.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

        SEGMENT REPORTING

        The Company operates in one industry segment: Internet download and utility software. This is the basis for how chief operating decision makers review financial and operating information about the Company.


2.  LICENSE AGREEMENTS

    In 1999, the Company implemented its SmartPartner software distribution program by executing distribution agreements with a number of partners. The strategic purpose of this program is to increase distribution of the Company's products by making it available to visitors of widely visited Web sites on the Internet. Under the program, the Company's distribution partners ("SmartPartners") can distribute a customized, evaluation version of the Company's download product at no charge to visitors of its Web site. SmartPartners benefit by providing Web site visitors a positive experience while downloading files from its Web site. In return for distributing its products, the Company generally pays a fee to the SmartPartner for each unit of the Company's product downloaded from the SmartPartner's Web site to a user's desktop. These agreements are typically one to two years in length. Distribution fees paid to SmartPartners in 1999 were $315,603. In certain SmartPartner arrangements, the Company is required to pay distribution fees in advance of product distribution. In such cases, the Company defers the cost associated with such payments and amortizes associated costs over the applicable contract period to achieve matching of costs with product distribution. Approximately, $147,383 is capitalized as "Prepaid software distribution fees and royalties" at December 31, 1999 under these arrangements. Distribution fees charged to expense are classified as "Selling and marketing expenses".

    In 1998, the Company entered into a software license and distribution agreement whereby it obtained the right to have SmartDownload, a customized version of Download Demon, integrated into the product of an Internet browser company. The agreement required the Company to make an initial payment of $250,000 and seven successive quarterly payments of $125,000 beginning in November 1998. In addition, the Company must pay a fixed percentage of the advertising revenue generated from the sale of its products via referrals from the Internet browser company. In return, the Company will receive royalties for the sale of its products on the other company's website, as well as a fixed percentage of the advertising revenue generated by the other company using SmartDownload. The agreement expires in November 2000. Quarterly payments made under the agreement are paid in advance for the successive quarter and are amortized over the applicable quarter on a straight-line basis. At December 31, 1999 and 1998, payments of $65,278 and 130,556, respectively, had been capitalized as "Prepaid software distribution fees and royalties". Amortization of these payments is included in "Selling and marketing expense".


3.  BENEFIT PLAN

    The Company has a 401(k) profit-sharing plan (the "Plan") covering substantially all employees. Employees can contribute between 2% and 15% of their salaries, and the Company matches 50% of qualified employees' contributions up to 7.5% of their salary. Profit-sharing contributions are determined annually by resolution of the Company's board of directors. Company contributions charged to expense in 1999 and 1998 were $20,148 and $14,702, respectively.


4   NOTE PAYABLE, RELATED-PARTY

    On October 1, 1999, the Company issued a note payable to its principal shareholder in the amount of $1,076,614. Issuance of the note was mandated by the Company's LLC operating agreement effective with the conversion of the Company from an LLC to a C Corporation. The note bears interest at 10.25% and is payable in equal monthly installments of $14,377 which includes principal and interest. The note is unsecured and without recourse. The note matures as follows:

         2000                                                $   76,701
         2001                                                    73,418
         2002                                                    81,308
         2003                                                    90,045
         2004                                                    99,720
         Thereafter                                             655,422
                                                             ----------
                                                             $1,076,614
                                                             ==========


5.  CAPITAL LEASE OBLIGATION

    In 1999, the Company financed the purchase of certain computer hardware at a cost of $117,181 under a capital lease arrangement. The lease provides the Company with a bargain purchase option at the end of its one year term. Minimum lease payments at December 31, 1999 are as follows:

         Minimum lease payments, all due in 2000                $93,955
         Less amount representing interest                        4,370
                                                                -------
         Present value of minimum lease payments                $89,585
                                                                =======


6.  STOCK-BASED COMPENSATION

    COMMON STOCK AND RESTRICTED COMMON STOCK ISSUED TO EMPLOYEES

    During 1999, the Company hired certain key senior executives. In connection with these actions, the Company issued 630,000 shares of its common stock to certain members of senior management. The Company has charged to expense $14,401,850 in 1999 as a result of the stock issuances which represents the estimated fair value of these shares at the date of issue. The Company issued an additional 647,561 shares of its common stock to certain senior management team members subject to "vesting" restrictions. These restricted shares vest over a period of seven years in varying amounts. The issuance of these shares was recorded at their estimated fair value of $14,802,651 at the issue date and are reflected as outstanding in the Company's financial statements. The Company has recorded a corresponding reduction in shareholder's equity as "Deferred stock compensation" representing the unvested portion of the restricted shares. This amount is being amortized over the vesting period of the shares. In 1999, the Company recorded expense of $2,774,466 associated with restricted shares which became vested and unrestricted in 1999. Future amortization associated with the restricted stock arrangements is $3,136,661 in the years 2000 through 2002, $1,457,659 in 2003, $449,241 in 2004, and $711,303 thereafter.

    STOCK OPTIONS

    In June 1997, the Company adopted a stock option plan (the "Option Plan") intended to give employees, consultants and directors an opportunity to acquire a stake in the future of the Company. The Option Plan provides for 630,000 shares of common stock to be issued from the authorized and unissued shares of common stock of the Company. The options are generally granted at an exercise price which is not less than fair value as estimated by the board of directors and vest over periods ranging from two to four years. Vested options are exercisable upon certain events and at the discretion of the board of directors. In addition, the options granted under the Option Plan expire based on the term determined by the board of directors or upon termination of service with the Company.

    During 1999, the Company issued 120,916 stock options to employees at exercise prices below the estimated fair market value of such options at the date of grant. Accordingly, the Company recorded deferred compensation costs of $2,510,181 in 1999 representing the difference between the estimated fair market value and exercise price of such options at the date of grant. The Company is amortizing the deferred compensation costs over the vesting periods of the options and recognized $546,449 of expense in connection with these options in 1999. Unvested options outstanding at December 31, 1999 associated with these grants vest ratably over three and four year vesting periods.

    Compensation cost associated with stock options determined by applying the fair value principles prescribed by SFAS No. 123 does not vary materially from that recorded in the Company's financial statements.

    Transactions related to stock options are as follows:

                                                                WEIGHTED
                                                                AVERAGE
                                                                EXERCISE
                                                OPTIONS          PRICE
                                                -------         --------
Options outstanding at December 31, 1997          90,000         $0.70
   Granted                                        67,725          0.70
                                                --------         -----
Options outstanding at December 31, 1998         157,725          0.70
   Granted                                       520,096          1.71
   Exercised                                     (93,100)          .77
   Forfeited                                    (412,217)         1.57
                                                --------         -----
Options outstanding at December 31, 1999         172,504         $1.63
                                                ========         =====
Exercisable, December 31, 1999                    20,425         $ .68
                                                ========         =====


7.  INCOME TAXES

    Prior to October 1, 1999, the Company was organized as an LLC and as such was not subject to income taxes. Accordingly, the Company recorded no provision for income taxes in its financial statements during the time it operated as an LLC. Subsequent to its conversion from an LLC to a C Corporation in 1999, the Company recorded deferred tax benefits of $328,000. Differences in the recorded income tax benefit and the amount derived when applying statutory rates to loss before income taxes, results principally from nondeductible expenses recorded for stock grants to employees, operating results of the Company as an LLC for which no taxes have been provided and a deferred tax charge recorded effective with the conversion of the Company from an LLC to a C Corporation. The deferred tax charge represents tax effects of cumulative differences in the financial reporting and tax basis of assets and liabilities at the conversion date. Tax effects of temporary differences giving rise to net deferred tax assets are as follows:

                                            1999
                                          --------
Deferred tax assets:
   Net operating loss carryforward        $230,230
   Stock options                           127,642
   Intangible assets                        18,876
   Allowance for sales returns               6,930
                                          --------
                                           383,678
                                          --------
Deferred tax liabilities:
   Fixed assets                              9,538
   Other                                    46,140
                                          --------
                                            55,678
                                          --------
Net deferred tax assets                   $328,000
                                          ========


    The Company has an estimated net operating loss carryforward for federal income tax purposes of approximately $598,000 at December 31, 1999. The carryforward expires in 2019 and is subject to federal and state income tax rules which limits its utilization upon a change in shareholder interests in the Company.

8.  COMMITMENTS AND CONTINGENCIES


    OPERATING LEASES

    The Company currently leases office space under two lease agreements which require aggregate monthly rental payments of $6,828. Rent expense was $75,110 in 1999 and $57,218 in 1998. Future minimum lease payments under these agreements are $75,108, which are due in 2000.


    LEGAL CONTINGENCIES

    From time to time, the Company has been and continues to be, subject to legal proceedings and claims which have arisen in the ordinary course of business, including claims of alleged infringement of third-party patent rights, trademarks and other intellectual property. Such claims, even if not meritorious, could require the Company to spend significant financial and managerial resources. The Company is currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on the Company's business, prospects, financial condition or results of operations.


9.  SUBSEQUENT EVENTS (unaudited)

    Effective January 25, 2000, the Company merged with a wholly-owned subsidiary of RealNetworks, Inc. ("RealNetworks"), a leading provider of software and services for the streaming media market. In connection with the merger, all of the outstanding shares and vested and unvested stock options of the Company were exchanged for approximately 1.7 million shares of RealNetworks common stock.

                        PRO FORMA FINANCIAL INFORMATION.

        RealNetworks' acquisition of NetZip will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values included herein are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. Any amounts that may be allocable to in process research and development would be recorded as one time charges that would reduce the goodwill reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the related amortization expense reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The acquisition is valued at approximately $270 million based on the closing price of RealNetworks' common stock on January 25, 2000. The amount of the consideration issued to the former shareholders and option holders of NetZip was determined by arms-length negotiation between the parties.

        The following Unaudited Pro Forma Condensed Consolidated Balance sheet as of September 30, 1999 gives effect to the acquisition of NetZip as if it had occurred on September 30, 1999 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 ("Pro Forma Financial Statements") give effect to the acquisition of NetZip as if it had occurred on January 1, 1998. The Pro Forma Condensed Consolidated Statements of Operations are based on historical results of operations of RealNetworks and NetZip for the year ended December 31, 1998 and the nine months ended September 30, 1999. The Pro Forma Financial Statements and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of RealNetworks and NetZip.
On August 10, 1999 RealNetworks completed its acquisition of Xing Technology Corporation ("Xing") in a transaction accounted for as a pooling of interests. Accordingly, the accompanying historical financial information of RealNetworks includes the financial position and results of operations of Xing as if RealNetworks and Xing had always been combined.

        The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1998, nor is it necessarily indicative of results that may occur in the future.

                       REALNETWORKS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)


                                                                                                 PRO FORMA
                                                         REALNETWORKS, INC.    NETZIP, INC.     ADJUSTMENTS          PRO FORMA
                                                         ------------------    ------------     -----------          ---------
                        ASSETS
Current Assets:
    Cash, cash equivalents, and short-term investments        $ 326,753            $ 427         $      --          $ 327,180
    Trade accounts receivable, net of allowances for
       doubtful accounts and sales returns                        7,146              189                                7,335
    Prepaid expenses and other current assets                     3,079              134                                3,213
                                                              ---------            -----         ---------          ---------
        Total current assets                                    336,978              750                --            337,728

Equipment and leasehold improvements, at cost:
    Equipment and software                                       18,558              283              (182) (c)        18,659
    Leasehold improvements                                       13,259                -                               13,259
                                                              ---------            -----         ---------          ---------
       Total equipment and leasehold improvements                31,817              283              (182)            31,918
    Less accumulated depreciation and amortization                8,569              102              (102) (c)         8,569
                                                              ---------            -----         ---------          ---------
       Net equipment and leasehold improvements                  23,248              181               (80)            23,349
                                                              ---------            -----         ---------          ---------
Goodwill, net                                                     7,452               --           128,030  (c)       135,482
Restricted cash equivalents                                      13,700               --                --             13,700
Other assets                                                      1,027               13                                1,040
                                                              ---------            -----         ---------          ---------
           Total assets                                       $ 382,405            $ 944         $ 127,950          $ 511,299
                                                              =========            =====         =========          =========


         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                            $ 3,859            $ 187         $      --            $ 4,046
    Accrued and other liabilities                                22,038               96             2,053  (c)        24,187
    Deferred revenue, excluding non-current portion              38,309              187                               38,496
                                                              ---------            -----         ---------          ---------
       Total current liabilities                                 64,206              470             2,053             66,729

Shareholders' equity
    Common stock                                                     74               45               (45) (b)
                                                                                                         2  (a)            76
    Additional paid-in capital                                  359,288           30,185           (30,185) (b)
                                                                                                   126,370  (a)
                                                                                                   143,972  (e)       629,630
    Accumulated deficit                                         (40,926)         (16,531)           16,531  (b)       (40,926)
    Deferred stock compensation charges                                          (13,225)           13,225  (b)
                                                                                                  (143,973) (e)      (143,973)
    Accumulated other comprehensive loss                           (237)              --                                 (237)
                                                              ---------            -----         ---------          ---------
       Total shareholders' equity                               318,199              474           125,897            444,570
                                                              ---------            -----         ---------          ---------
           Total liabilities and shareholders' equity         $ 382,405            $ 944         $ 127,950          $ 511,299
                                                              =========            =====         =========          =========



 See notes to unaudited pro forma condensed consolidated financial statements.

                       REALNETWORKS, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (In thousands, except per share data)


                                                                                           PRO FORMA
                                                REALNETWORKS, INC.      NETZIP, INC.       ADJUSTMENTS         PRO FORMA
                                                ------------------      ------------       -----------         ---------
NET REVENUES:
    Software license fees                            $ 62,683             $ 3,348           $      --          $ 66,031
    Service revenues                                   17,641                  --                  --            17,641
    Advertising                                         7,464                 167                  --             7,631
                                                     --------           ---------           ---------         ---------
        Total net revenues                             87,788               3,515                  --            91,303
                                                     --------           ---------           ---------         ---------

COST OF REVENUES:
    Software license fees                               9,409                 474                  --             9,883
    Service revenues                                    4,274                  --                  --             4,274
    Advertising                                         1,822                   7                  --             1,829
                                                     --------           ---------           ---------         ---------
        Total cost of revenues                         15,505                 481                  --            15,986
                                                     --------           ---------           ---------         ---------

      Gross profit                                     72,283               3,034                  --            75,317
                                                     --------           ---------           ---------         ---------

OPERATING EXPENSES:
    Research and development                           25,935                 812                  --            26,747
    Sales and marketing                                37,138               1,254                  --            38,392
    General and administrative                         10,797                 949                  --            11,746
    Goodwill amortization                               1,596                  --              32,008 (d)        33,604
    Stock compensation charges                              -              16,607              29,035 (e)        45,642
    Acquisition charges                                 1,403                  --                                 1,403
                                                     --------           ---------           ---------         ---------
        Total operating expenses                       76,869              19,622              61,043           157,534
                                                     --------           ---------           ---------         ---------

      Operating loss                                   (4,586)            (16,588)            (61,043)          (82,217)

Other income, net                                       5,451                  16                  --             5,467
                                                     --------           ---------           ---------         ---------

Net income (loss)                                    $    865           $ (16,572)          $ (61,043)        $ (76,750)
                                                     ========           =========           =========         =========


Basic net income (loss) per share                    $   0.01                                         (f)     $   (1.08)
                                                     ========                                                 =========

Diluted net income (loss) per share                  $   0.01                                                 $   (1.08)
                                                     ========                                                 =========


Shares used to compute basic net income
  (loss) per share                                     70,194                                         (f)        71,327

Shares used to compute diluted net income
  (loss) per share                                     82,075                                         (f)        71,327



 See notes to unaudited pro forma condensed consolidated financial statements.

                       REALNETWORKS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                           PRO FORMA
                                           REALNETWORKS, INC.         NETZIP, INC.         ADJUSTMENTS               PRO FORMA
                                           ------------------         ------------         -----------               ---------
NET REVENUES:
    Software license fees                       $ 48,487                $ 2,868                   $ -                 $ 51,355
    Service revenues                              14,742                     47                     -                   14,789
    Advertising                                    3,148                      -                     -                    3,148
                                               ---------                -------            ----------               ----------
        Total net revenues                        66,377                  2,915                     -                   69,292
                                               ---------                -------            ----------               ----------

COST OF REVENUES:
    Software license fees                          8,308                    426                     -                    8,734
    Service revenues                               2,631                     14                     -                    2,645
    Advertising                                    1,727                      -                     -                    1,727
                                               ---------                -------            ----------               ----------
        Total cost of revenues                    12,666                    440                     -                   13,106
                                               ---------                -------            ----------               ----------

      Gross profit                                53,711                  2,475                     -                   56,186
                                               ---------                -------            ----------               ----------

OPERATING EXPENSES:
    Research and development                      22,480                    716                     -                   23,196
    Sales and marketing                           33,460                    804                     -                   34,264
    General and administrative                    11,540                    704                     -                   12,244
    Goodwill amortization                          1,596                      -                42,677 (d)               44,273
    Stock compensation charges                                                                102,701 (e)              102,701
    Acquisition charges                            8,723                      -                                          8,723
                                               ---------                -------            ----------               ----------
        Total operating expenses                  77,799                  2,224               145,378                  225,401
                                               ---------                -------            ----------               ----------

      Operating income (loss)                    (24,088)                   251              (145,378)                (169,215)

Other income, net                                  4,135                     15                     -                    4,150
                                               ---------                -------            ----------               ----------

Net income (loss)                              $ (19,953)               $   266            $ (145,378)              $ (165,065)
                                               =========                =======            ==========               ==========



Basic and diluted net loss per share           $   (0.31)                                             (f)           $    (2.51)
                                               =========                                                            ==========
Shares used to compute basic and
  diluted net loss per share                      65,078                                              (f)               65,786



 See notes to unaudited pro forma condensed consolidated financial statements.

                       REALNETWORKS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)

(a) Reflects the issuance of approximately 1,709 shares (including options to purchase shares) of RealNetworks' common stock to consummate the acquisition of NetZip, Inc., but approximately 910 of those shares are subject to repurchase by RealNetworks at a nominal repurchase price in certain circumstances.

(b) Represents the elimination of the historical shareholders' equity accounts of NetZip, Inc.

(c) To allocate the purchase price, including approximately $2,053 of transaction costs incurred in the acquisition to assets and liabilities of NetZip, Inc. The excess of the purchase price over the fair value of net assets acquired is reflected as goodwill and is amortized using the straight-line method over 3 years. The estimated fair values of assets acquired and liabilities assumed are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. Any amounts that may be allocable to in process research and development would be recorded as one time charges that would reduce the goodwill reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the related amortization expense reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

        A summary of the purchase price for the acquisition is as follows:

        Stock and stock options ................................ $126,371
        Direct acquisition costs ...............................    2,053
        Accrued liabilities assumed ............................      283
        Other liabilities assumed ..............................      187
                                                                 --------
            Total .............................................. $128,894
                                                                 ========

        The purchase price was allocated as follows:

        Cash acquired .......................................... $    427
        Other current assets acquired ..........................      323
        Equipment ..............................................      101
        Goodwill ...............................................  128,030
        Other assets ...........................................       13
                                                                 --------
            Total .............................................. $128,894
                                                                 ========

        Common stock issued to certain former employees of NetZip of $143,973 is recorded as deferred employee compensation in shareholders' equity at the date of acquisition and recognized as employee compensation expense over the related vesting period as described in note (e) below.

(d) Represents the amortization of goodwill for the nine month period ended September 30, 1999 and year ended December 31, 1998 assuming the transaction occurred on January 1, 1998.

(e) Represents non-cash charges associated with shares issued to four key employees of NetZip, Inc. The Company is recognizing compensation costs for value of these shares over the associated employment periods in which these shares vest and will recognize non-cash charges of approximately $95,647 in 2000, $40,877 in 2001 and $7,449 in 2002.

(f) Pro forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not taken into account because their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:


                                                   NINE MONTHS
                                                       ENDED             YEAR ENDED
                                                SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                                ------------------    -----------------
Shares used to compute historical
    basic and diluted net loss per share               70,194              65,078

Release of restricted shares                              425                  --
Shares issued in acquisition                              708                 708
                                                       ------              ------
Shares used to compute pro forma
    basic and diluted  net loss per share              71,327              65,786
                                                       ======              ======

(g)     Other Information

        The purchase price of approximately $126 million (based on the closing price of RealNetworks' common stock on January 25, 2000, the date of closing of the acquisition of NetZip) excludes approximately $144 million of RealNetworks' common stock issued to certain former stockholders of NetZip which is subject to forfeiture for a period of 30 months after January 25, 2000.

        On January 21, 2000 the board of directors of RealNetworks approved a 2-for-1 split of the Company's common stock payable in the form of a stock dividend. Shares used for the computation of basic and diluted net income (loss) per share in the pro forma condensed consolidated financial statements are presented prior to the split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REALNETWORKS, INC.



                                      By: /s/ Paul Bialek
                                          --------------------------------------
                                          Paul Bialek
                                          Senior Vice President, Finance and
                                          Operations and Chief Financial Officer


Dated:  February 8, 2000